Exhibit 3.1

State of Minnesota

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

I, Mark Ritchie, Secretary of State of Minnesota, do certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

This corporation is now legally organized under the laws of Minnesota.

Corporate Name: Uranium Star Corp.

Corporate Charter Number: 2844905-2

Chapter Formed Under: 302A

This certificate has been issued on 05/07/2008.

Mark Ritchie__________

Secretary of State

ARTICLES OF INCORPORATION OF
URANIUM STAR CORP.

To form a corporation pursuant to the Minnesota Business Corporation Act, the undersigned, an individual 18 years of age or older, adopts the following articles of incorporation:

1.                  Name. The name of the corporation is Uranium Star Corp.

2.                  Registered Office and Registered Agent. The address of the registered office of the corporation in Minnesota is CT Corporation System, Inc., 100 South Fifth Street, Suite 1075, Minneapolis, Minnesota 55402. The name of the registered agent of the corporation at that address is CT Corporation.

3.                  Authorized Shares. The aggregate number of shares that the corporation is authorized to issue is 185,000,000, par value $0.01 per share. A total of 175,000,000 of the shares shall be deemed common shares. The remaining 10,000,000 shares shall be divisible into classes and series, have the designations, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix and determine, consistent with these articles of incorporation.

4.                  No Cumulative Voting. There shall be no cumulative voting by the shareholders of the corporation.

5.                  No Preemptive Rights. The shareholders of the corporation shall not have any preemptive rights arising under the Minnesota Business Corporation Act. This provision is not applicable to rights arising in connection with the a designation of rights and preferences of a series of preferred stock or arising under contract.

6.                  Written Action by Directors. An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or consented to by authenticated electronic communication, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present. A written action may be signed in separate counterparts.

7.                  Limitation of Directors’ Liability. To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these articles of incorporation inconsistent with this Article shall adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

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8.                  Incorporator. The name and address of the incorporator are Kimberley R. Anderson, 1420 Fifth Avenue, Suite 3400, Seattle, Washington 98101.

Dated: May 7, 2008.

Kimberley R. Anderson
Kimberley R. Anderson, Incorporator

STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED MAY 07 2008

Secretary of State

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State of Minnesota

SECRETARY OF STATE

Certificate of Merger

I, Mark Ritchie, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate.

Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Names of Merging Entities:

NV: Uranium Star Corp.

MN: Uranium Star Corp.

State of Formation and Name of Surviving Entity:

MN: Uranium Star Corp.

Effective Date of Merger: 5/14/2008

Name of Surviving Entity After Effective Date of Merger:

Uranium Star Corp

This certificate has been issued on: 5/14/2008

Mark Ritchie______________
Secretary of State

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ARTICLES OF MERGER
BETWEEN
URANIUM STAR CORP., A NEVADA CORPORATION
AND
URANIUM STAR CORP., A MINNESOTA CORPORATION

The undersigned, J.A. Kirk McKinnon, as the President and Chief Executive Officer of Uranium Star Corp., a Nevada corporation (“Uranium Nevada”) and of Uranium Star Corp. (“Uranium Minnesota”), a Minnesota corporation, certifies as follows:

1.                  Attached as Exhibit A is the Plan of Merger for the merger of Uranium Star Corp., a Nevada corporation into Uranium Star Corp., a Minnesota corporation (the “Merger”).

2.                  Such Plan of Merger has been approved by the Board of Directors and by the shareholders of each of Uranium Nevada and Uranium Minnesota pursuant to Chapter 302A of the Minnesota Business Corporation Act.

3.                  The Merger shall be effective at 12:01 a.m. on May 15, 2008.

Dated: May 14, 2008.

URANIUM STAR CORP., a Nevada corporation

By: J.A. Kirk McKinnon
J.A Kirk McKinnon, President and Chief Executive Officer

URANIUM STAR CORP., a Minnesota corporation

By: J.A. Kirk McKinnon
J.A. Kirk McKinnon, President and Chief Executive Officer

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EXHIBIT A

PLAN OF MERGER

PLAN OF MERGER OF
URANIUM STAR CORP., A NEVADA CORPORATION,
AS THE CONSTITUENT ENTITY,
WITH
URANIUM STAR CORP., A MINNESOTA CORPORATION,
AS THE SURVIVING ENTITY

1.                  The name and jurisdiction of organization of each constituent entity is: Uranium Star Corp, a Nevada corporation (“Uranium Nevada”) and Uranium Star Corp. (“Uranium Minnesota”), a Minnesota corporation, or if such name has not been accepted by the relevant governmental, regulatory and self-regulatory authorities, such other similar name as may be allowed for Uranium Minnesota.

2.                  The name, jurisdiction of organization and kind of entity that will survive the merger is: Uranium Star Corp., or if such name is not accepted by the relevant governmental, regulatory and self-regulatory authorities, such other similar name as may be allowed; Minnesota; and a corporation.

3.                  Terms and conditions of the merger: At a time (the “Effective Time”) to be determined by the Board of Directors of Uranium Nevada (the “Board”), Uranium Nevada shall be merged with and into Uranium Minnesota (the “Merger”).

a.                   At the Effective Time the separate existence of Uranium Nevada shall cease and Uranium Minnesota shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of each of Uranium Nevada and Uranium Minnesota.

b.                  All and singular rights, privileges, powers and franchises of each of Uranium Nevada and Uranium Minnesota, and all property, real, personal, or mixed, and all debts due to each of Uranium Nevada and Uranium Minnesota on whatever account, as well as all other things in action belonging to each of Uranium Nevada and Uranium Minnesota, shall be vested in Uranium Minnesota.

c.                   All property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter the property of Uranium Minnesota as they were of Uranium Nevada or Uranium Minnesota.

d.                  The title to any real estate vested by deed or otherwise, in either of Uranium Nevada or Uranium Minnesota shall not revert or be in any way impaired by reason of the Merger.

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e.                   All rights of creditors and all liens upon any property of Uranium Nevada shall be preserved unimpaired.

f.                   To the extent permitted by law, any claim existing or action or proceeding pending by or against either of Uranium Nevada or Uranium Minnesota may be prosecuted as if the Merger had not taken place. All debts, liabilities, and duties of Uranium Nevada and Uranium Minnesota shall thenceforth attach to Uranium Minnesota and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

g.                  All acts, plans, policies, agreements, arrangements, approvals, and authorizations of Uranium Nevada, its stockholders, directors, officers, employees and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals, and authorizations of Uranium Minnesota and shall be effective and binding thereon as the same were with respect to Uranium Nevada.

4.                  The manner and basis, if any, of converting the owner’s interest of each constituent entity into owner’s interests, rights to purchase owner’s interests, or other securities of the surviving or other entity or into cash or other property in whole or in part or cancelling such owner’s interests in whole or in part: At the Effective Time, all of the capital stock of Uranium Nevada issued and outstanding immediately prior to the Effective Time, shall automatically and without further act of Uranium Nevada, Uranium Minnesota or any holder thereof, be extinguished and converted into the capital stock of Uranium Minnesota on a 1:1 basis. At the Effective Time, each of the outstanding shares of common and preferred stock of Uranium Minnesota shall be automatically canceled and returned to the status of authorized but unissued shares.

5.                  Amendment to the Plan of Merger: The Board may amend this Plan of Merger at any time after the stockholders of Uranium Nevada approve this Plan of Merger, but before the Articles of Merger become effective, without obtaining the approval of the stockholders of Uranium Nevada for the amendment if the amendment does not:

a.                   Alter or change the manner or basis of exchanging an owner’s interest to be acquired for owner’s interests, rights to purchase owner’s interests, or other securities of Uranium Minnesota, or for cash or other property in whole or in part; or

b.                  Alter or change any of the terms and conditions of this Plan of Merger in a manner that adversely affects the stockholders of Uranium Nevada.

Date: May 14, 2008		Dated: May 14, 2008

URANIUM STAR CORP.		URANIUM STAR CORP., a
a Nevada corporation		Minnesota corporation

By:	J.A. Kirk McKinnon	By:	J.A. Kirk McKinnon
	J.A. Kirk McKinnon, President and		J.A. Kirk McKinnon, President and
	Chief Executive Officer		Chief Executive Officer

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STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED MAY 14 2008

Secretary of State

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ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF
URANIUM STAR CORP.

1.	The name of the corporation is Uranium Star Corp.
2.	The following is the full text of the amendment to the Articles of Incorporation of Uranium Star Corp.:

RESOLVED, that Article1 of the Articles of Incorporation is hereby amended in its entirety to read as follows:

“ARTICLE I. The name of the corporation shall be “Energizer Resources Inc.”

FURTHER RESOLVED, that the foregoing change will be effective upon the date of filing with the Office of the Minnesota Secretary of State.

3.	The foregoing amendment was adopted according to Chapter 302A of the Minnesota Business Corporation Act.

IN WITNESS WHEREOF, the undersigned, Vice President and Chief Financial Officer of Uranium Star Corp., being duly authorized on behalf of such corporation, has executed this certificate this 15th day of December, 2009.

Richard Schler
Richard Schler, Vice President and
Chief Financial Officer

STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED DEC 16 2009

Secretary of State

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ARTICLES OF CORRECTION
OF
ENERGIZER RESOURCES INC.
(F/K/A URANIUM STAR CORP.)

In accordance with the provisions of Minn. Stat. 5.16 and in order to correct the Articles of Incorporation of Energizer Resources Inc. (formerly known as and incorporated under the name Uranium Star Corp.), as filed with the Minnesota Secretary of State on May 7, 2008, the incorporator hereby makes the following statements:

1.	The name of the person who filed the instrument to be corrected is Kimberley R. Anderson, the incorporator of Energizer Resources Inc. (formerly known as and incorporated under the name Uranium Star Corp.), a Minnesota corporation (the “Company”).
2.	The instrument to be corrected is the Articles of Incorporation of the Company filed with the Minnesota Secretary of State on May 7, 2008.
3.	The error to be corrected is to correctly set forth the par value of the authorized shares of the Company set forth in Paragraph 3 of the Articles of Incorporation of the Company as $0.001 per share.
4.	The following portions of the Articles of Incorporation of the Company are hereby set forth in their corrected form in their entirety as follows:

3. Authorized Shares. The aggregate number of shares that the corporation is authorized to issue is 185,000,000, par value $0,001 per share. A total of 175,000,000 of the shares shall be deemed common shares. The remaining 10,000,000 shares shall be divisible into classes and series, have the designations, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix and determine, consistent with these articles of incorporation.

5.	The undersigned is duly authorized to execute and file these Articles of Correction on behalf of the Company.

Dated: October 14, 2010

Kimberley R. Anderson
Kimberley R. Anderson, Incorporator

STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED

OCT 14 2010

Secretary of State

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ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
ENERGIZER RESOURCES INC.

1.	The name of the corporation is Energizer Resources Inc.
2.	Paragraph 3 of the Articles of Incorporation of Energizer Resources Inc. is hereby amended in its entirety to read as follows:

3. Authorized Shares. The aggregate number of shares that the corporation is authorized to issue is 350,000,000, par value $0.001 per share. A total of 340,000,000 of the shares shall be deemed common shares. The remaining 10,000,000 shares shall be divisible into classes and series, have the designations, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix and determine, consistent with these articles of incorporation.

3.	The foregoing amendment will be effective upon the date of filing with the Office of the Minnesota Secretary of State.
4.	The foregoing amendment was adopted according to Chapter 302A of the Minnesota Business Corporation Act.

IN WITNESS WHEREOF, the undersigned, President and Chief Operating Officer of Energizer Resources Inc., being duly authorized on behalf of such corporation, has executed these Articles of Amendment this 16th day of December, 2010.

Julie Lee Harrs
Julie Lee Harrs,
President and Chief Operating Officer

STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED DEC 17 2010

Secretary of State

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ARTICLES OF AMENDMENT
ARTICLES OF INCORPORATION
OF
ENERGIZER RESOURCES INC.

1.	The name of the corporation is Energizer Resources Inc.
2.	Paragraph 3 of the Articles of Incorporation of Energizer Resources Inc. is hereby amended in its entirety to read as follows:

3. Authorized Shares. The aggregate number of shares that the corporation is authorized to issue is 450,000,000, par value $0.001 per share. A total of 440,000,000 of the shares shall be deemed common shares. The remaining 10,000,000 shares shall be divisible into classes and series, have the designations, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix and determine, consistent with these articles of incorporation.

3.	Paragraph 9 of the Articles of Incorporation of Energizer Resources Inc. is hereby added immediately following Paragraph 8 and reads as follows:

9. Limitation on the Issuance of Shares. Notwithstanding the Minnesota Business Corporation Act Section 302A.405, during such time as the common shares of the corporation are admitted for listing on the Toronto Stock Exchange, shares of the corporation shall not be issued for consideration consisting of promissory notes, promises to pay or services to be performed in the future.

4.	The foregoing amendments will be effective upon the date of filing with the Office of the Minnesota Secretary of State.
5.	The foregoing amendments were adopted according to Chapter 302A of the Minnesota Business Corporation Act.

IN WITNESS WHEREOF, the undersigned, Senior Vice President and Chief Financial Officer of Energizer Resources Inc., being duly authorized on behalf of such corporation, has executed these Articles of Amendment this 28th day of February, 2013.

Peter Liabotis
Peter Liabotis,
Senior Vice President and Chief Financial Officer

STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED FEB 28 2013

Secretary of State

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ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
ENERGIZER RESOURCES INC.

1.	The name of the corporation is Energizer Resources Inc.
2.	Paragraph 3 of the Articles of Incorporation of Energizer Resources Inc. is hereby amended in its entirety to read as follows:

3. Authorized Shares. The aggregate number of shares that the corporation is authorized to issue is 650,000,000, par value $0.001 per share. A total of 640,000,000 of the shares shall be deemed common shares. The remaining 10,000,000 shares shall be divisible into classes and series, have the designations, voting rights, and other rights and preferences, and be subject to the restrictions, that the board of directors may from time to time establish, fix and determine, consistent with these articles of incorporation.

3.	The foregoing amendments will be effective upon the date of filing with the Office of the Minnesota Secretary of State:
4.	The foregoing amendments were adopted according to Chapter 302A of the Minnesota Business Corporation Act.

IN WITNESS WHEREOF, the undersigned, Senior Vice President and Chief Financial Officer of Energizer Resources Inc., being duly authorized on behalf of such corporation, has executed these Articles of Amendment this 17th day of December, 2014.

Peter Liabotis
Peter Liabotis,
Senior Vice President and Chief Financial Officer

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Work Item 799937200036
Original File Number 2844905-2

STATE OF MINNESOTA
OFFICE OF THE SECRETARY OF STATE
FILED
12/17/2014 11:59 PM

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STATE OF MINNESOTA
DEPARTMENT OF STATE

I hereby certify that this is a true and complete copy of the document as led for record in this office.

DATED _5/4/15______

Steve Simon
Secretary of State

By Jessica Johnstone

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

ENERGIZER RESOURCES INC.

1.	The name of the corporation is Energizer Resources Inc.

2.	The following is the full text of the amendment to the Articles of Incorporation of Energizer Resources Inc.:

RESOLVED, that Paragraph 1 of the Articles of Incorporation is hereby amended in its entirety to read as follows:

  “1.Name. The name of the corporation is NextSource Materials Inc.”

3.	The foregoing change shall be effective upon the date of filing with the Office of the Minnesota Secretary of State.

4.	The foregoing amendment was adopted according to Chapter 302A of the Minnesota Business Corporation Act.

IN WITNESS WHEREOF, the undersigned, Chief Financial Officer of Energizer Resources Inc., being duly authorized on behalf of such corporation, has executed this certificate this 12th day of April, 2017.

/s/ Marc Johnson
Name: Marc Johnson
Title: Chief Financial Officer